NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2015

CHICAGO – January 28, 2016 – Old Republic International Corporation (NYSE; ORI) today reported much higher operating results for the final quarter and all of 2015. Pretax operating income comparisons with 2014 were enhanced by greater General Insurance underwriting and investment income, and by the record-setting fourth quarter and full year performance of Old Republic’s Title Insurance business. 2015 consolidated net income, however, was affected by lower realized gains from sales of investment securities in comparison with the substantial gains registered in 2014. The segmented components of consolidated results and related data are summarized in the following table.

Financial Highlights (a)
	Quarters Ended December 31,			Years Ended December 31,
	2015		2014	2015		2014
Operating revenues:
General insurance	$844.7		$798.1	$3,313.3		$3,113.5
Title insurance	556.9		481.8	2,080.7		1,791.6
Corporate and other	8.6	(b)	19.0	35.8	(b)	70.0
Subtotal	1,410.2		1,299.0	5,429.8		4,975.3
RFIG run-off business	55.6		66.4	245.0		282.9
Total	$1,465.9		$1,365.5	$5,674.8		$5,258.3
Pretax operating income (loss):
General insurance	$72.2		$18.8	$336.4		$221.3
Title insurance	48.1		40.5	166.8		99.5
Corporate and other	(0.2)		7.7	7.6		5.7
Subtotal	120.1		67.1	511.0		326.7
RFIG run-off business	6.9		14.6	29.4		10.3
Total	127.1		81.8	540.4		337.1
Realized investment gains (losses):
From sales	14.2		9.5	91.3		272.3
From impairments	-		-	-		-
Net realized investment gains (losses)	14.2		9.5	91.3		272.3
Consolidated pretax income (loss)	141.4		91.4	631.8		609.4
Income taxes (credits)	50.7		28.0	209.6		199.7
Net income (loss)	$90.6		$63.3	$422.1		$409.7
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.15		$0.06	$0.76		$0.52
Title insurance	0.11		0.09	0.37		0.22
Corporate and other	0.01		0.03	0.08		0.08
Subtotal	0.27		0.18	1.21		0.82
RFIG run-off business	0.02		0.03	0.07		0.02
Total	0.29		0.21	1.28		0.84
Net realized investment gains (losses)	0.03		0.02	0.20		0.60
Net income (loss)	$0.32		$0.23	$1.48		$1.44
Cash dividends paid per share	$0.1850		$0.1825	$0.7400		$0.7300
Ending book value per share				$15.02		$15.15

(a)  Unaudited; All amounts in this report are stated in millions except per share data and percentages.
(b)  Reflects the transfer of accident insurance business from a life and accident subsidiary to a general insurance affiliate resulting in a $1.8 and $26.4 reduction in premiums during the fourth quarter and full year of 2015, respectively.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The timing of realized investment gain or loss recognition can be highly discretionary due to such factors as individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major elements driving General Insurance operating performance for the periods reported upon.

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2015	2014	Change	2015	2014	Change
Net premiums earned	$737.4	$700.8	5.2%	$2,894.7	$2,735.6	5.8%
Net investment income	80.5	72.2	11.5	312.1	278.8	12.0
Other income	26.6	25.0	6.6	106.3	99.0	7.4
Operating revenues	844.7	798.1	5.8	3,313.3	3,113.5	6.4
Benefits and claim costs	555.0	583.3	-4.9	2,143.5	2,132.3	0.5
Sales and general expenses	205.1	187.9	9.1	786.6	726.3	8.3
Interest and other costs	12.3	7.8	56.8	46.6	33.5	39.0
Total operating expenses	772.4	779.2	-0.9%	2,976.8	2,892.2	2.9
Pretax operating income (loss)(*)	$72.2	$18.8	284.0%	$336.4	$221.3	52.0%

Claim ratio	75.3%	83.2%		74.1%	77.9%
Expense ratio	24.2	23.3		23.5	22.9
Composite underwriting ratio	99.5%	106.5%		97.6%	100.8%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $21.2 and $58.6 of pretax operating losses for the fourth quarter and full year 2015, and $9.7 and $108.8 of pretax operating losses for the fourth quarter and full year 2014, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.
N/M = Not meaningful

2015 general insurance operating earnings benefitted from more positive underwriting performance. Earned premium revenues rose for most insurance coverages with production spurred by both new business and a continuation of strong renewal rates for existing business. Net investment income advanced by 11.5 and 12.0 percent for the final quarter and year, respectively. For the past three years or so this revenue source has trended higher due to a rising invested asset base and enhanced yields largely obtained from a greater, high quality common stock portfolio.

Earned premiums growth was accompanied by relatively lower expense provisions for current and prior years’ claim occurrences. Prior years’ loss reserve developments resulted in an increase of 3.0 and 1.5 percentage points in the claim ratio for 2015’s final quarter and full year, respectively. By contrast, 2014 loss development added 10.1 and 3.9 percentage points to the same respective periods’ claim ratio. 2015 production and general operating expenses held fairly steady in context of revenue trends. For all of 2015, the combination of these operating factors led to the more positive composite underwriting ratios shown in the above table.

Old Republic International Corporation

Title Insurance Results – Earnings trends for Old Republic’s title insurance segment continued in a highly positive vein throughout 2015 as the table below shows.

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2015	2014	Change	2015	2014	Change
Net premiums and fees earned	$547.4	$473.8	15.5%	$2,045.3	$1,759.2	16.3%
Net investment income	9.1	7.7	18.3	34.0	29.9	13.9
Other income	0.2	0.1	84.3	1.3	2.4	-45.8
Operating revenues	556.9	481.8	15.6	2,080.7	1,791.6	16.1
Claim costs	18.3	13.9	31.4	99.2	91.9	8.0
Sales and general expenses	488.5	425.3	14.9	1,807.0	1,592.3	13.5
Interest and other costs	1.8	1.9	-5.2	7.5	7.8	-4.7
Total operating expenses	508.7	441.2	15.3	1,913.8	1,692.0	13.1
Pretax operating income (loss)	$48.1	$40.5	18.8%	$166.8	$99.5	67.6%

Claim ratio	3.4%	2.9%		4.9%	5.2%
Expense ratio	89.2	89.7		88.3	90.4
Composite underwriting ratio	92.6%	92.6%		93.2%	95.6%

The substantial bottom line improvement in 2015 was driven by the very good performance of this segment’s basic underwriting and related services functions. Significant premiums and fees growth benefitted from stronger housing and commercial property transactions and the segment’s expanded market share. Net investment income edged up throughout the year from greater yields on a moderately larger investment portfolio. Lower claim and operating costs relative to net premiums and fees earned further contributed to an advancing bottom line.

RFIG Run-off Business Results – The following table shows RFIG’s comparative results for its mortgage guaranty (“MI”) and consumer credit indemnity (“CCI”) run-off coverages.

	RFIG Run-off Business
	Quarters Ended December 31,			Years Ended December 31,
	2015	2014	Change	2015	2014	Change
A. MI:
Net premiums earned	$43.6	$54.2	-19.4%	$195.9	$227.6	-13.9%
Net investment income	5.8	6.3	-7.9	24.2	26.9	-10.1
Claim costs	15.7	30.9	-49.1	110.5	111.0	-0.5
Pretax operating income (loss)	$28.6	$24.9	15.0%	$89.9	$121.6	-26.0%

Claim ratio	36.0%	57.0%		56.4%	48.8%
Expense ratio	11.6	8.6		10.1	9.7
Composite underwriting ratio	47.6%	65.6%		66.5%	58.5%

B. CCI(*):
Net premiums earned	$5.9	$5.7	2.2%	$23.9	$27.7	-13.7%
Net investment income	0.2	0.1	37.2	0.8	0.5	47.7
Benefits and claim costs	27.2	15.6	73.8	83.0	137.2	-39.4
Pretax operating income (loss)	$(21.6)	$(10.2)	-111.6%	$(60.4)	$(111.2)	45.6%

Claim ratio	461.5%	271.3%		346.9%	494.4%
Expense ratio	9.7	9.0		9.2	8.5
Composite underwriting ratio	471.2%	280.3%		356.1%	502.9%

C. Total MI and CCI run-off business:
Net premiums earned	$49.6	$60.0	-17.3%	$219.9	$255.4	-13.9%
Net investment income	6.0	6.4	-6.7	25.1	27.5	-8.9
Benefits and claim costs	43.0	46.6	-7.7	193.6	248.2	-22.0
Pretax operating income (loss)	$6.9	$14.6	-52.5%	$29.4	$10.3	183.6%

Claim ratio	86.7%	77.7%		88.0%	97.2%
Expense ratio	11.4	8.7		10.0	9.5
Composite underwriting ratio	98.1%	86.4%		98.0%	106.7%

Old Republic International Corporation

(*) In connection with the run-off MI and CCI combination, $21.2 and $58.6 of pretax operating losses for the fourth quarter and full year 2015, and $9.7 and $108.8 of pretax operating losses for the fourth quarter and full year 2014, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consistent with a run-off operating mode, the combined MI and CCI lines posted continued declines in earned premiums for 2015. Investment income was also down from depressed yields on the segment’s declining invested asset base.

Year-over-year comparisons of fourth quarter 2015 MI operating results benefitted from a lower claim ratio. The improvement stemmed from continued declines in reported delinquencies and higher rates at which reported defaults are cured or otherwise resolved without payment. Similar factors enhanced full year 2015 results although these were dampened by greater claim litigation costs in the second and third quarter of the year. Moreover, favorable developments of previously established claim reserves had a positive effect on reported mortgage guaranty claim ratios. Setting aside 2015's claim litigation provisions, these positive outcomes reduced MI claim ratios by 38.4 and 50.6 percentage points in the final quarters of 2015 and 2014, respectively, and by 65.0 and 69.3 percentage points for all of 2015 and 2014, respectively.

The CCI run-off portion of RFIG’s operations reflected substantial volatility and were impacted adversely by litigation expense provisions in most quarterly and year-to-date periods of 2015 and 2014. CCI’s claim ratio for all of 2014 reflected even higher provisions due to a litigated claim settlement in an amount greater than originally anticipated.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs related to external and intra-system financing arrangements. The much lower life & accident premium volume in 2015 periods reflects the transfer of such premiums from a life and accident subsidiary to a general insurance group affiliate. The effect of the transfer was negligible with respect to segmented pretax operating income (loss) trends. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended December 31,			Years Ended December 31,
	2015	2014	Change	2015	2014	Change
Net premiums earned	$4.7	$14.4	-67.1%	$19.4	$60.7	-67.9%
Net investment income	3.9	4.6	-14.7	17.2	9.2	87.0
Other income	-	-	N/M	(0.9)	-	N/M
Operating revenues	8.6	19.0	-54.6	35.8	70.0	-48.9
Benefits and claim costs	7.9	8.8	-10.4	22.8	42.0	-45.6
Insurance expenses	1.7	6.1	-71.3	6.3	26.5	-76.1
Corporate, interest and other expenses - net	(0.7)	(3.5)	78.7	(1.1)	(4.3)	74.4
Total operating expenses	8.8	11.3	-21.5	28.1	64.2	-56.3
Pretax operating income (loss)	$(0.2)	$7.7	-103.0%	$7.6	$5.7	32.7%
N/M = Not meaningful

Old Republic International Corporation

Consolidated Results – The combination of all of the above changes and occurrences in Old Republic's business segments contributed to the following consolidated results:

	ORI Consolidated
	Quarters Ended December 31,			Years Ended December 31,
	2015	2014	Change	2015	2014	Change
Net premiums and fees earned	$1,339.2	$1,249.1	7.2%	$5,179.4	$4,811.1	7.7%
Net investment income	99.7	91.1	9.4	388.6	345.5	12.5
Other income	26.8	25.1	6.8	106.7	101.6	5.1
Operating revenues	1,465.9	1,365.5	7.4	5,674.8	5,258.3	7.9
Benefits and claim costs	624.3	652.7	-4.4	2,459.3	2,514.5	-2.2
Sales and general expenses	703.5	621.6	13.2	2,633.0	2,381.0	10.6
Interest and other costs	10.9	9.2	18.6	41.9	25.6	63.4
Total operating expenses	1,338.7	1,283.6	4.3	5,134.3	4,921.2	4.3
Pretax operating income (loss)	127.1	81.8	55.3	540.4	337.1	60.3
Income taxes (credits)	45.8	24.7	85.2	177.7	104.3	70.3
Net operating income (loss)	81.3	57.1	42.4	362.7	232.7	55.9
Realized investment gains (losses)	14.2	9.5	49.3	91.3	272.3	-66.5
Income taxes (credits) on realized investment gains (losses)	4.9	3.3	49.0	31.9	95.3	-66.5
Net realized investment gains (losses)	9.2	6.2	49.5	59.3	177.0	-66.5
Net income (loss)	$90.6	$63.3	43.1%	$422.1	$409.7	3.0%

Consolidated operating cash flow	$121.7	$188.7	-35.5%	$688.2	$(181.2)	N/M

Claim ratio	46.6%	52.3%	47.5%	52.3%
Expense ratio	50.3	48.0	48.5	47.1
Composite underwriting ratio	96.9%	100.3%	96.0%	99.4%
N/M = Not meaningful

2015 consolidated operating cash flow increased significantly to $688.2 from a deficit of $181.2 in 2014. Excluding negative operating cash flows registered by the RFIG Run-off, these amounts would otherwise be up by nearly 16% to $812.8 from $702.8 in 2014.

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested asset balances as well as the shareholders’ equity account at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
		December 31,
		2015	2014	Change
Cash and invested assets:	Fair value basis (1)	$11,475.5	$11,291.6	1.6%
	Original cost basis	$11,284.5	$10,717.9	5.3%

Shareholders' equity:	Total	$3,880.8	$3,924.0	-1.1%
	Per common share	$15.02	$15.15	-0.9%

Composition of shareholders' equity per share:
Equity before items below		$14.91	$14.02	6.3%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		0.11	1.13
Total		$15.02	$15.15	-0.9%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.06	$14.35
RFIG run-off segment		0.96	0.80
Total		$15.02	$15.15

(1) The December 31, 2015 amount includes $359.7 (fair value) fixed maturity securities classified as held to maturity which are reported and reflected herein at amortized cost of $355.8.

Old Republic International Corporation

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts. As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of December 31, 2015, the consolidated investment portfolio reflected an allocation of approximately 82 percent to fixed-maturity and short-term investments, and 18 percent to equities. Investments in high quality, dividend-paying equity securities has been emphasized since 2013, while the asset quality of the fixed maturity portfolio remains at high levels.

Changes in shareholders’ equity per share are shown in the following table. As indicated, the changes resulted mostly from each year’s net income or loss, increased dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	December 31,
	2015	2014	2013
Beginning balance	$15.15	$14.64	$14.03
Changes in shareholders' equity:
Net operating income (loss)	1.40	0.90	1.37
Net realized investment gains (losses):
From sales	0.23	0.68	0.37
From impairments	-	-	-
Subtotal	0.23	0.68	0.37
Net unrealized investment gains (losses)	(0.96)	(0.08)	(0.64)
Total realized and unrealized investment gains (losses)	(0.73)	0.60	(0.27)
Cash dividends	(0.74)	(0.73)	(0.72)
Stock issuance, foreign exchange, and other transactions	(0.06)	(0.26)	0.23
Net change	(0.13)	0.51	0.61
Ending balance	$15.02	$15.15	$14.64

Capitalization – In 2014’s third quarter, the Company raised $400 through a public offering of 10-year notes. Since then no other substantial changes have occurred in Old Republic’s consolidated debt and equity capitalization.

	Capitalization
	December 31,
	2015	2014	2013
Debt:
3.75% Convertible Senior Notes due 2018	$550.0	$550.0	$550.0
4.875% Senior Notes due 2024	400.0	400.0	-
ESSOP debt with an average yield of approximately 3.7%	11.7	15.0	18.0
Other miscellaneous debt	-	-	1.2
Total debt	961.7	965.0	569.2
Common shareholders' equity	3,880.8	3,924.0	3,775.0
Total capitalization	$4,842.6	$4,889.1	$4,344.3

Capitalization ratios:
Debt	19.9%	19.7%	13.1%
Common shareholders' equity	80.1	80.3	86.9
Total	100.0%	100.0%	100.0%

 MANAGING OLD REPULIC FOR THE LONG RUN

Old Republic International Corporation

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter 2015 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-364-3109.

Interested parties may also listen to a replay of the call through February 4, 2016 by dialing 877-870-5176, passcode 537455, or by accessing it on Old Republic International's website through February 28, 2016.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $17.11 billion and common shareholders' equity of $3.88 billion, or $15.02 per share. Its current stock market valuation is approximately $4.67 billion, or $17.84 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2015, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 12.2 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.8 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.4 percent per share, and the regular cash dividend has grown at a 9.3 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 97 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		December 31,
	SUMMARY BALANCE SHEETS:	2015	2014
	Assets:
	Cash and fixed maturity securities	$9,366.7	$9,163.4
	Equity securities	1,987.8	2,011.7
	Other invested assets	120.9	116.4
	Cash and invested assets	11,475.5	11,291.6
	Accounts and premiums receivable	1,310.2	1,287.6
Federal income tax recoverable:	Current	26.5	29.2
	Deferred	154.5	37.0
	Prepaid federal income taxes	63.3	45.7
	Reinsurance balances recoverable	3,183.6	3,422.5
	Sundry assets	896.7	874.2
	Total	$17,110.5	$16,988.1
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,945.1	$1,832.7
	Benefit and claim reserves	9,120.2	9,122.0
	Debt	961.7	965.0
	Sundry liabilities	1,202.5	1,144.2
	Shareholders' equity	3,880.8	3,924.0
	Total	$17,110.5	$16,988.1

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2015	2014	2015	2014
	Net premiums and fees earned	$1,339.2	$1,249.1	$5,179.4	$4,811.1
	Net investment income	99.7	91.1	388.6	345.5
	Other income	26.8	25.1	106.7	101.6
	Net realized investment gains (losses)	14.2	9.5	91.3	272.3
	Total revenues	1,480.2	1,375.0	5,766.1	5,530.7
	Benefits and claims	624.3	652.7	2,459.3	2,514.5
	Sales and general expenses	703.5	621.6	2,633.0	2,381.0
	Interest and other costs	10.9	9.2	41.9	25.6
	Total expenses	1,338.7	1,283.6	5,134.3	4,921.2
	Pretax income (loss)	141.4	91.4	631.8	609.4
	Income taxes (credits)	50.7	28.0	209.6	199.7
	Net income (loss)	$90.6	$63.3	$422.1	$409.7

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.35	$.24	$1.63	$1.58
	Diluted	$.32	$.23	$1.48	$1.44
	Components of earnings per share:
	Basic, net operating income (loss)	$.31	$.22	$1.40	$.90
	Realized investment gains (losses)	.04	.02	.23	.68
	Basic net income (loss)	$.35	$.24	$1.63	$1.58
	Diluted, net operating income (loss)	$.29	$.21	$1.28	$.84
	Realized investment gains (losses)	.03	.02	.20	.60
	Diluted net income (loss)	$.32	$.23	$1.48	$1.44
	Cash dividends on common stock	$.1850	$.1825	$.7400	$.7300
				$15.02	$15.15
	Common shares outstanding:
	Average basic	258,257,224	258,812,995	259,502,067	258,553,662
	Average diluted	295,206,909	295,166,316	296,088,963	295,073,206
	Actual, end of period			258,459,827	259,012,658

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$90.6	$63.3	$422.1	$409.7
	Post-tax net unrealized gains (losses)	(26.3)	39.8	(248.9)	(20.4)
	Other adjustments	(.1)	(58.2)	(14.2)	(65.3)
	Net adjustments	(26.5)	(18.3)	(263.1)	(85.8)
	Comprehensive income (loss)	$64.0	$44.9	$159.0	$323.9

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2014 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic, please write to:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue • Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com